 PROMISSORY NOTE

Principal: $650,000.00  Loan Date: 03-30-2005  Maturity:03-30-2006

Loan No.:2700433680  Call/Coll: 87  Account :    Officer: F8B  Initials:

References in the shaded areas are for Lender’s use and do not limit the applicability of this document to any particular loan or item.  Any item above containing “***” has been omitted due to text length limitations.

Borrower:   AT&S Holdings, Inc.

Lender:  Commercial Federal Bank, a

                   American Trailer &  Storage, Inc.

Federal Savings Bank

                   3505 Manchester Trafficway

Lee’s Summit Commercial

                   Kansas City, MO 64129

Lending HQ

740 NW Blue Parkway

Lee’s Summit, MO 64086

Principal Amount: $650,000.00   Initial Rate: 6.500%  Date of Note:  March 30, 2005

PROMISE TO PAY.  AT&S Holdings, Inc.; and American Trailer & Storage, Inc. (“Borrower”) promises to pay Commercial Federal Bank, a Federal Savings Bank (“Lender”), or order, in lawful money of the United States of America, the principal amount of Six Hundred Fifty Thousand & 00/100 Dollars ($650,000.00) or so much as may be outstanding, together with the interest on the unpaid outstanding principal balance of each advance.  Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT.  Borrower will pay this loan in one payment of all outstanding principal plus all accrued interest on March 30, 2006.  In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning April 30, 2005, with subsequent interest payments to be due on the same day of each month after that.   Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges.  The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTERST RATE. The interest rate on this note is subject to change from time to time based on changes in an independent index which is the most recent Prime Interest Rate as published in the Wall Street Journal available as of the particular Interest Rate Adjustment Date (the “Index”).  The Index is not necessarily the lowest rate charged by the Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower.  Lender will tell Borrower the current Index rate upon Borrower’s request.  The interest rate change will not occur more often than each day.  Borrower understands that Lender may make loans based on other rates as well.  The Index currently is 5.750% per annum.  The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.750 percentage points over the Index, resulting inn an initial rate of 6.500% per annum.  NOTICE: Under no circumstance will the interest rate on this Note be more than the maximum rate allowed applicable by law.

PREPAYMENT.  Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.  Early payments will not, unless agreed to by Lender in writing, relieve Borrower or Borrower’s obligation to continue to make payments of accrued unpaid interest.  Rather, early payments will reduce the principal balance due.  Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language.  If Borrower sends in such a  payment, Lender may accept it without losing any of Lender’s rights under the Note, and Borrower will remain obligated to pay any further amount owed to Lender.   All written communications concerning disputed amounts, including any check or other payment instrument that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Commercial Federal Bank, A Savings Bank; Lee’s Summit Lending HQ; 740 NW Blue Parkway; Lee’s Summit, MO 64086.

LATE CHARGE.  If  a payment is 10 days or more late, Borrower will be charged a 5.000% of the unpaid portion of the regularly scheduled payment of $25.00, whichever is greater.

INTEREST AFTER DEFAULT.  Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the interest rate on this Note 5.000 percentage points.  The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT.  Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default: Borrower fails to make any payment when due under this Note.

Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties.  Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents id false or misleading in any material respect, either now or at the time made or furnished becomes false or misleading at any time thereafter.

Insolvency.  The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of the Borrower’s property, any assignment for the benefit of the creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against collateral securing the loan.  This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity of reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with the Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor.  Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, liability under, any guaranty of the indebtedness evidenced by this Note.   In the event of a death, Lender, at its options, may, but shall not be required to, permit the Guarantor’s estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Changes in Ownership.  Any change in ownership of twenty-five percent (25%) or more of common stock of Borrower.

Adverse Change.  A material adverse change occurs in Borrower’s financial condition, or the Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity.  Lender in good faith believes itself is insecure.

Cure Provisions.  If any default, other than a default in payment is curable and if Borrower has not been given a notice of breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if the Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS.  Upon default, Lender may declare the entire unpaid balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEY’S FEES: EXPENSES.  Lender may hire or pay someone else to help collect this Note if Borrower does not pay.  Borrower will pay Lender that amount.   This includes, subject to any limits under applicable law, Lender’s attorney’s fees and Lender’s legal expenses whether or not there is a lawsuit, including attorney’s fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals.  If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER.  Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW.  This Note will be governed by federal law and, to the extent not preempted by federal law, without regard to its conflict of laws provisions.  This Note has been accepted by the Lender in the State of Missouri.

CHOICE OF VENUE.  If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Jackson County, State of Missouri.

DISHONORED ITEM FEE.  Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge which Borrower pays is dishonored.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future.  However, this does not include IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured a Security Agreement dated October 1, 2003, October 31, 2003, November 12, 2003, September 18, 2003, January 30, 2004, February 9 2004, March 23, 2004 and April 14, 2004, April 28, 2004, May 12, 2004, June 15, 2004, July 20, 2004, September 7, 2004, November 12, 2004, February 25, 2005 and March 15, 2005.

LINE OF CREDIT.  This Note evidences a straight line of credit.  Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances.  Advances under this Note shall be requested orally by Borrower or as provided in this paragraph.  All oral requests shall be confirmed in writing on the day of the request.  All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above.  The following persons currently are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of their authority:

Richard G. Honan, Chairman of AT&S Holdings, Inc.; and Richard G. Honan, II, Chief Financial Officer of AT&S Holdings, Inc.   Borrower agrees to be liable for all sums either : (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender.  The unpaid principal balance owing on the Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.  Lender will have no obligation to advance funds under this Note if : (A) Borrower or any guarantor is in default under the terms of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for those authorized by Lender; or (E) Lender in good faith believes itself insecure.

ADDITIONAL TERMS.  Payment is personally guaranteed by Richard G. Honan and Kathleen M. Honan as is evidenced by two unlimited Commercial Guaranties each dated March 30, 2005.

This note is governed by a Business Loan Agreement dated March 30, 2005.

DEFUALTS ON OTHER NOTES.  This note is cross defaulted with any and all other promissory notes or evidence of debt between Borrower and Lender, including but not limited to (a) the promissory note date March 30, 2005 in the amount of $6500,000.00 executed in connection with Loan No.  2700433680 and (b) the promissory note dated March 30, 2005 in the amount of $250,000.000 executed in connection with Loan No. 2700433664 (c) the promissory note dated March 30, 2005 in the amount of $2,534,795.71 executed in connection with Loan No. 2700433672 (collectively the “Cross-Defaulted Notes”).  An Event of Default under one or more of the Cross-Defaulted Notes shall be an Event of Default by Borrower on any one note or evidence of debt is a default on all notes or evidence of debt.

PRIOR NOTE.  Renewal of promissory note dated September 18, 2003.

SUCCESSOR INTERESTS.  The term of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS.  Lender may delay or forgo enforcing any of its rights under this Note without losing them.  Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other tems of indebtedness, including increases or decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine (e) release substitute, agree not to sue, or deal with any one or more of the Borrower’s sureties, endorsers, or other guarantors on any other terms or any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower.  Borrower and any other Borrower who signs, guarantees or endorses this Note, to the extent allowed y law, waive presentment, demand for payment, and notice of dishonor.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of notice to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  The obligations under this Note are joint and several.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENOFRECABLE.  TO PROTECT YOU (BORROWER(S) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

JURY WAIVER.  Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE.  BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKENOWLEDEGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

AT&S HOLDINGS, INC.

By: //s//

     Richard G. Honan, Chairman of AT&S Holdings, Inc.

By: //s//

     Richard G. Honan, II, Chief Financial Officer of AT&S Holdings, Inc.

AMERICAN TRAILER & STORAGE, INC.

By: //s//

     Richard G. Honan, Chairman of American Trailer & Storage, Inc.

By: //s//

     Richard G. Honan, II, Chief Financial Officer of American Trailer & Storage, Inc.